EXHIBIT 32

SECTION 1350 CERTIFICATION

The undersigned hereby certify in their capacities as the Chief Executive Officer and Chief Financial Officer of Sound Financial Bancorp, Inc. (the "Registrant") that the Quarterly Report of the Registrant on Form 10-Q for the period ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the consolidated financial condition of the Registrant at the end of such period and the results of operations of the Registrant for such period.

Date:	August 10, 2026	By:	/s/ Laura Lee Stewart
Laura Lee Stewart
Chief Executive Officer
(Principal Executive Officer)

		By:	/s/ Wesley Ochs
Wesley Ochs
President / Chief Financial Officer
(Principal Financial Officer)